D A T A A S O F M A R C H 3 1 , 2 0 1 5 U N L E S S O T H E R W I S E N O T E D 2015 FIRST QUARTER RESULTS NASDAQ: FULT

FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements with respect to Fulton Financial Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” and similar expressions which are intended to identify forward-looking statements. Management’s “2015 Outlook” contained herein is comprised of forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond the Corporation’s control and ability to predict, that could cause actual results to differ materially from those expressed in the forward-looking statements. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2014, which has been filed with the Securities and Exchange Commission and is available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

FIRST QUARTER HIGHLIGHTS • Diluted Earnings Per Share Growth • 4.8% increase compared to 4Q14 • Loans & Deposits • 0.3% increase in average loans compared to 4Q14, despite seasonal headwind; 2.6% increase compared to 1Q14 • 0.3% increase in average deposits compared to 4Q14, driven by an increase in time deposits; 7.2% increase compared to 1Q14 • Net Interest Income & Margin • 3.5% decrease in net interest income a 4 basis point decrease in net interest margin compared to 4Q14 • Asset Quality • $3.7 million negative loan loss provision; decrease in net charge-offs, slight increase in non-performing loans • Non-Interest Income • Decreased 1.6% compared to 4Q14 and increased 5.4% compared to 1Q14; increase in mortgage banking income in comparison to both periods • Non-Interest Expenses • Increased 0.6% compared to 4Q14 and increased 8.1% compared to an unusually low 1Q14; continued Compliance & Risk Management build-out • Strong Capital Levels • Capital levels increased and remain above regulatory well-capitalized minimums under Basel III standards • Increase in quarterly cash dividend to shareholders of one cent; new $50 million share repurchase program announced 3

INCOME STATEMENT SUMMARY – QUARTERLY COMPARISON

FULTON FINANCIAL CORPORATION

	1Q15	Change from 4Q14	Change from 1Q14
	(dollars in thousands, except per-share data)		
Net Interest Income	$ 123,581	$ (4,457)	$ (5,984)
Loan Loss Provision	(3,700)	(6,700)	(6,200)
Non-interest Income	40,592	(661)	2,086
Securities Gains	4,145	3,297	4,145
Non-interest Expense	118,478	758	8,924
Income Taxes	13,504	2,034	(730)
Net Income	$ 40,036	$ 2,087	$ (1,747)
Per Share (Diluted)	$ 0.22	$ 0.01	$ -
ROA	0.95%	0.07%	(0.06%)
ROE (tangible) (1)	10.96%	1.00%	(0.17%)
Efficiency ratio (1)	70.16%	2.63%	6.78%

- **Net Income of $40.0 million; a 5.5% increase from 4Q14 and a 4.2% decrease from 1Q14**
- Net Interest Income
  - *From 4Q14*: Decrease of 3.5% due to 2 fewer business days and a 4 bps decline in net interest margin (NIM)
  - *From 1Q14*: Decrease of 4.6% due to 20 bps decline in NIM, partially offset by 1.6% increase in average earning assets
- Loan Loss Provision

  Negative provision a result of lower net charge-offs, particularly improved performance of impaired loans
- Non-Interest Income
  - *From 4Q14*: Decrease of 1.6% driven by lower fees as a result of both seasonality and lower day count, partially offset by increased mortgage banking income
  - *From 1Q14*: Increase of 5.4% due to increased mortgage banking income and other service charges and fees
- Non-Interest Expenses
  - *From 4Q14*: Increase of 0.6% largely driven by higher occupancy and OREO costs
  - *From 1Q14*: Increase of 8.1% due to increased incentive compensation, benefits and outside services, reflecting unusually low levels of each of these items in 1Q14

Note: ROA is return an average assets determined by dividing net income for the period indicated by average assets

(1) Non-GAAP based financial measure. Please refer to the calculation and management's reasons for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

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NET INTEREST INCOME AND MARGIN 5 Net Interest Income & Net Interest Margin ~ $730 million ~ $610 million Average Interest-Earning Assets & Yields Average Liabilities & Rates ($ IN MILLIONS) ($ IN BILLIONS) ($ IN BILLIONS)

ASSET QUALITY ($ IN MILLIONS) 6 Provision for Credit Losses Non-Performing Loans (NPLs) & NPLs to Loans Net Charge-offs (NCOs) and NCOs to Average Loans Allowance for Credit Losses (Allowance) to NPLs & Loans $2.5 $3.5 $3.5 $3.0 $(3.7) $(10.0) $(8.0) $(6.0) $(4.0) $(2.0) $- $2.0 $4.0 $6.0 $8.0 $10.0 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015

NON-INTEREST INCOME, EXCLUDING SECURITIES GAINS ($ IN MILLIONS) 7 Non-interest Income, Excluding Securities Gains ~ $730 million ~ $610 million Mortgage Banking Income & Spreads Other Non-interest Income -1.6% (1) Represents Gains on Sales divided by total commitments to originate residential mortgage loans for customers.

NON-INTEREST EXPENSES ($ IN MILLIONS) 8 Non-interest Expense & Efficiency Ratio (1) ~ $730 million ~ $610 million Salaries and Employee Benefits & Staffing Other Non-interest Expenses + 0.6% (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non- GAAP Reconciliation” at the end of this presentation.

COMPLIANCE & RISK MANAGEMENT $1.8 $2.1 $3.2 $4.1 $4.6 $1.4 $8.2 $3.8 13 45 47 0 5 10 15 20 25 30 35 40 45 50 $- $3.0 $6.0 $9.0 $12.0 2011 2012 2013 2014 2015 (Projected) Salaries & Benefits Expense Outside Consulting Services# Staffing $0.8 1Q15: $0.9 1Q15: $0.6 $0.1 9 # Represents third-party consulting and legal services directly related to BSA/AML compliance program. 2015 and 2014 exclude $0.7 million and $0.6 million, respectively, of capitalized software costs. To tal A n n u al E xp e n ses , in m ill io n s • Strengthening Risk Management and Compliance infrastructures • Address deficiencies within BSA/AML compliance • Recent BSA/AML enforcement actions at the Corporation and banking subsidiaries • Significant investments in personnel, outside services and systems; in-line with amounts previously disclosed BSA/AML Compliance Program Expenses and Staffing To tal N u m b e r o f Em p lo ye e s at Pe rio d En d

PROFITABILITY & CAPITAL 10 ROA ROE (tangible) (1) Tangle Common Equity Ratio (1) Diluted Earnings Per Common Share Note: ROA is return an average assets determined by dividing net income for the period indicated by average assets (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation.

2015 OUTLOOK • Loans & Deposits: Annual average growth of 3%-7% • Net Interest Margin: Compression of 0-4 bps per quarter, on average, based on the current interest rate environment • Asset Quality: Continued modest provision; volatility may occur due to individual credits • Non-Interest Income: Mid- to high- single digit growth rate • Non-Interest Expense: Low-single digit growth rate • Compliance, Risk Management and Technology: Continued focus on program build-out • Capital: Continued commitment to return of capital to shareholders 11

NON-GAAP RECONCILIATION

FULTON FINANCIAL CORPORATION

Note: *The Corporation has presented the following non-GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.*

	Three Months Ended				
	Mar 31 2014	Jun 30 2014	Sep 30 2014	Dec 31 2014	Mar 31 2015
Efficiency ratio	*(dollars in thousands)*				
Non-interest expense	$ 109,554	$ 116,174	$ 115,798	$ 117,720	$ 118,478
Less: Intangible amortization	(315)	(315)	(314)	(315)	(130)
Numerator	$ 109,239	$ 115,859	$ 115,484	$ 117,405	$ 118,348
Net interest income (fully taxable equivalent)	$ 133,846	$ 132,175	$ 133,692	$ 132,614	$ 128,085
Plus: Total Non-interest income	38,506	44,872	41,900	42,101	44,737
Less: Investment securities (gains) losses	-	(1,112)	(81)	(848)	(4,145)
Denominator	$ 172,352	$ 175,935	$ 175,511	$ 173,867	$ 168,677
Efficiency ratio	63.38%	65.85%	65.80%	67.53%	70.16%

	Three Months Ended				
	Mar 31 2014	Jun 30 2014	Sep 30 2014	Dec 31 2014	Mar 31 2015
	(dollars in thousands)				
Return on Average Shareholders' Equity (ROE) (Tangible)					
Net income	$ 41,783	$ 39,596	$ 38,566	$ 37,949	$ 40,036
Plus: Intangible amortization, net of tax	204	204	204	205	85
Numerator	$ 41,987	$ 39,800	$ 38,770	$ 38,154	$ 40,121
Average shareholders' equity	$ 2,062,914	$ 2,081,898	$ 2,089,459	$ 2,052,211	$ 2,015,963
Less: Average goodwill and intangible assets	(532,901)	(532,585)	(532,271)	(531,955)	(531,732)
Average tangible shareholders' equity (denominator)	$ 1,530,013	$ 1,549,313	$ 1,557,188	$ 1,520,256	$ 1,484,231
Return on average common shareholders' equity (tangible), annualized	11.13%	10.30%	9.88%	9.96%	10.96%

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NON-GAAP RECONCILIATION (CON’T) 13 Mar 31 Jun 30 Sep 30 Dec 31 Mar 31 2014 2014 2014 2014 2015 Tangible Common Equity to Tangible Assets (TCE Ratio) Shareholders' equity 2,058,719$ 2,099,800$ 2,078,006$ 1,996,665$ 2,031,513$ Less: Intangible assets (532,747) (532,432) (532,117) (531,803) (531,672) Tangible shareholders' equity (numerator) 1,525,972$ 1,567,368$ 1,545,889$ 1,464,862$ 1,499,841$ Total assets 16,911,889$ 17,033,639$ 17,238,174$ 17,124,767$ 17,366,393$ Less: Intangible assets (532,747) (532,432) (532,117) (531,803) (531,672) Total tangible assets (denominator) 16,379,142$ 16,501,207$ 16,706,057$ 16,592,964$ 16,834,721$ Tangible Common Equity to Tangible Assets 9.3% 9.5% 9.3% 8.8% 8.9%

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